For further information:         TRADED: NYSE (IEX)                        EX-99.1
Investor Contact:
Wendy Palacios
Vice President FP&A and Investor Relations
(847) 498-7070

IDEX REPORTS FIRST QUARTER RESULTS AND CONFIRMS FULL YEAR GUIDANCE

First Quarter 2024 Highlights
(All comparisons are against the first quarter of 2023 unless otherwise noted)
•Sales of $801 million, down 5% overall and 6% organically, in line with expectations
•Reported diluted EPS of $1.60, down 13%, and adjusted diluted EPS of $1.88, down 10%, exceeding first quarter expectations
•Strong operating cash flow of $157 million, up 6%; free cash flow of $137 million, up 13%
Full Year and Second Quarter 2024 Outlook
•Full year organic sales growth is projected to be 0% to 2% over the prior year
•Full year GAAP diluted EPS of $7.13 - $7.43 (adjusted diluted EPS of $8.15 - $8.45)
•Second quarter organic sales are projected to decline 2% to 3% over the prior year period
•Second quarter GAAP diluted EPS of $1.75 - $1.80 (adjusted diluted EPS of $2.00 - $2.05)

NORTHBROOK, IL, April 23, 2024 - IDEX Corporation (NYSE: IEX) today announced its financial results for the three-month period ended March 31, 2024.

“Our IDEX teams delivered solid results in the first quarter, expanding margins within our Fluid & Metering Technologies and Fire & Safety / Diversified Products segments while driving strong cash flow across the company,” said Eric D. Ashleman, IDEX Corporation Chief Executive Officer and President.

“We experienced an encouraging lift in sequential orders from our core industrial and municipal markets after an extended period of destocking. The Health & Science Technologies segment performed to expectations, but there are differing rates of recovery within its targeted markets. We will deploy resources accordingly to build momentum in these advantaged markets through the remainder of the year.”

“We remain committed to creating superior long-term value by aggressively deploying resources to drive growth both in our current businesses and acquiring new businesses in advantaged markets.”

Consolidated Financial Results

	Three Months Ended March 31,
(Dollars in millions, except per share amounts)	2024	2023	Increase (Decrease)
Orders	$820.3	$825.5	$(5.2)
Change in organic orders*			(1%)
Net sales	800.5	845.4	(44.9)
Change in organic net sales*			(6%)
Gross profit	357.4	382.5	(25.1)
Adjusted gross profit*	359.9	382.5	(22.6)
Net income attributable to IDEX	121.4	139.8	(18.4)
Adjusted net income attributable to IDEX*	143.2	158.6	(15.4)
Adjusted EBITDA*	208.3	229.8	(21.5)
Diluted EPS attributable to IDEX	1.60	1.84	(0.24)
Adjusted diluted EPS attributable to IDEX*	1.88	2.09	(0.21)
Cash flows from operating activities	156.6	147.9	8.7
Free cash flow*	136.6	121.3	15.3
Gross margin	44.6%	45.2%	(60) bps
Adjusted gross margin*	45.0%	45.2%	(20) bps
Net income margin	15.2%	16.5%	(130) bps
Adjusted EBITDA margin*	26.0%	27.2%	(120) bps
*These are non-GAAP measures. See the definitions of these non-GAAP measures in the section in this release titled “Non-GAAP Measures of Financial Performance” and reconciliations to their most directly comparable GAAP financial measures in the reconciliation tables at the end of this release.

•Organic net sales were down 6% primarily driven by lower volumes in our Health & Science Technologies segment.
•Gross margin of 44.6% decreased 60 bps and Net income margin of 15.2% decreased 130 bps primarily due to lower volume leverage and higher employee-related costs, partially offset by strong price/cost and favorable operational productivity. Additionally, these margins were unfavorably impacted by restructuring and fair value inventory step-up charges, while lower interest expense and lower income taxes benefited Net income margin.
•Adjusted gross margin of 45% decreased 20 bps and Adjusted EBITDA margin of 26% decreased 120 bps excluding the impacts of restructuring and fair value inventory step-up charges.
•Reported and Adjusted diluted EPS benefited from lower interest expense and a discrete tax benefit recognized during the current year period, which partly mitigated the impacts discussed above.

Segment Financial Results

	Three Months Ended March 31, (a)
	2024	2023	Increase (Decrease)
Fluid & Metering Technologies ("FMT")
Net sales	$313.7	$321.8	$(8.1)
Change in organic net sales*			(3%)
Adjusted EBITDA(b)	105.4	106.2	(0.8)
Adjusted EBITDA margin	33.6%	33.0%	60 bps
Health & Science Technologies ("HST")
Net sales	$310.1	$351.0	$(40.9)
Change in organic net sales*			(13%)
Adjusted EBITDA(b)	81.4	100.7	(19.3)
Adjusted EBITDA margin	26.2%	28.7%	(250) bps
Fire & Safety/Diversified Products ("FSDP")
Net sales	$178.0	$174.4	$3.6
Change in organic net sales*			2%
Adjusted EBITDA(b)	51.4	49.7	1.7
Adjusted EBITDA margin	28.9%	28.5%	40 bps
Corporate Office and Eliminations
Intersegment sales eliminations	$(1.3)	$(1.8)	$0.5
Adjusted EBITDA(b)	(29.9)	(26.8)	(3.1)
*These are non-GAAP measures. See the definitions of these non-GAAP measures in the section in this release titled “Non-GAAP Measures of Financial Performance” and reconciliations to their most directly comparable GAAP financial measures in the reconciliation tables at the end of this release.

(a) Three month data includes the results of the acquisitions of Iridian Spectral Technologies (May 2023) and STC Material Solutions (December 2023) in the HST segment. Three month data also includes the results of Micropump, Inc. (August 2023) and Novotema, SpA (December 2023) in the HST segment through the dates of disposition.
(b) Segment Adjusted EBITDA excludes unallocated corporate costs which are included in Corporate Office and Eliminations.

Fluid & Metering Technologies Segment
•Organic net sales for the first quarter 2024 were negatively impacted by lower volumes, primarily in the industrial markets, largely driven by non-repeat of projects from the prior year and greater reduction of backlog in the prior year. This decrease was partially offset by price capture across all markets.
•Organic Adjusted EBITDA margin for the first quarter 2024 increased primarily due to favorable operational productivity and strong price/cost, partially offset by lower volume leverage, unfavorable mix, higher employee-related costs and higher discretionary spending.

Health & Science Technologies Segment
•Organic net sales for the first quarter 2024 were negatively impacted by lower volumes, primarily in the analytical instrumentation, life sciences and semiconductor markets, largely driven by inventory recalibration and the carryover of market slowness from 2023. This decrease was partially offset by price capture across all markets.
•Organic Adjusted EBITDA margin for the first quarter 2024 decreased primarily due to lower volume leverage, higher employee-related costs and unfavorable mix, partially offset by favorable operational productivity, lower discretionary spending, and strong price/cost.

Fire & Safety/Diversified Products Segment
•Organic net sales for the first quarter 2024 were positively impacted by price capture across all markets. Volumes were flat period over period.
•Organic Adjusted EBITDA margin for the first quarter 2024 increased primarily due to strong price/cost and lower discretionary spending, partially offset by higher employee-related costs.

Conference Call to be Broadcast over the Internet
IDEX will broadcast its first quarter earnings conference call over the Internet on Wednesday, April 24, 2024 at 9:30 a.m. CT. Chief Executive Officer and President Eric Ashleman and Senior Vice President and Chief Financial Officer Abhi Khandelwal will discuss the Company’s recent financial performance and respond to questions from the financial analyst community. IDEX invites interested investors to listen to the call and view the accompanying slide presentation, which will be available on its website at www.idexcorp.com. Those who wish to participate should log on several minutes before the discussion begins. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the presentation slides or download the correct applications at no charge. Investors will also be able to hear a replay of the call by dialing 877.660.6853 (or 201.612.7415 for international participants) using the ID #13742103.

Forward-Looking Statements
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may relate to, among other things, the Company’s second quarter 2024 and full year 2024 outlook including expected sales, expected organic sales, expected earnings per share, expected adjusted earnings per share, estimated net income and estimated adjusted EBITDA and the assumptions underlying these expectations, anticipated future acquisition behavior, resource deployment and focus and organic and inorganic growth, anticipated trends in end markets, and the anticipated benefits of the Company’s recent acquisitions, and are indicated by words or phrases such as “anticipates,” “estimates,” “plans,” “guidance,” “expects,” “projects,” “forecasts,” “should,” “could,” “will,” “management believes,” “the Company believes,” “the Company intends” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release.

The risks and uncertainties include, but are not limited to, the following: levels of industrial activity and economic conditions in the U.S. and other countries around the world, including uncertainties in the financial markets; pricing pressures, including inflation and rising interest rates, and other competitive factors and levels of capital spending in certain industries; the impact of catastrophic weather events, natural disasters and public health threats; economic and political consequences resulting from terrorist attacks and wars; the Company’s ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; cybersecurity incidents; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which the Company operates; developments with respect to trade policy and tariffs; interest rates; capacity utilization and the effect this has on costs; labor markets; supply chain conditions; market conditions and material costs; risks related to environmental, social and corporate governance issues, including those related to climate change and sustainability; and developments with respect to contingencies, such as litigation and environmental matters.

Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included in the Company’s most recent annual report on Form 10-K and the Company’s subsequent quarterly reports filed with the Securities and Exchange Commission (“SEC”) and the other risks discussed in the Company’s filings with the SEC. The forward-looking statements included here are only made as of the date of this news release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances, except as may be required by law. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

About IDEX
IDEX (NYSE: IEX) makes thousands of products and mission-critical components that improve everyday life all around you. If you enjoy chocolate, it quite possibly passed through a Viking® internal gear pump at the candy factory. If you were ever in a car accident, emergency workers may have used the Hurst

Jaws of Life® rescue tool to save your life. If your doctor ordered a DNA test to predict your risk of disease or determine a course of treatment, the lab may have used equipment containing components made by IDEX Health & Science. Founded in 1988 with three small, entrepreneurial manufacturing companies, we’re proud to say that we now call over 50 diverse businesses around the world part of the IDEX family. With approximately 8,800 employees and manufacturing operations in more than 20 countries, IDEX is a high-performing, global company with approximately $3.3 billion in annual sales, committed to making trusted solutions that improve lives. IDEX shares are traded on the New York Stock Exchange under the symbol “IEX”.

For further information on IDEX Corporation and its business units, visit the company’s website at www.idexcorp.com.

(Financial reports follow)

IDEX CORPORATION
Condensed Consolidated Statements of Income
(in millions, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Net sales	$800.5	$845.4
Cost of sales	443.1	462.9
Gross profit	357.4	382.5
Selling, general and administrative expenses	195.1	189.7
Restructuring expenses and asset impairments	1.1	0.5
Operating income	161.2	192.3
Other (income) expense - net	(2.7)	(0.6)
Interest expense - net	9.4	13.1
Income before income taxes	154.5	179.8
Provision for income taxes	33.2	40.0
Net income	121.3	139.8
Net loss attributable to noncontrolling interest	0.1	—
Net income attributable to IDEX	$121.4	$139.8

Earnings per Common Share:
Basic earnings per common share attributable to IDEX	$1.60	$1.85
Diluted earnings per common share attributable to IDEX	$1.60	$1.84

Share Data:
Basic weighted average common shares outstanding	75.7	75.6
Diluted weighted average common shares outstanding	75.9	75.9

IDEX CORPORATION
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$616.3	$534.3
Receivables - net	437.9	427.8
Inventories - net	426.0	420.8
Other current assets	74.3	63.4
Total current assets	1,554.5	1,446.3
Property, plant and equipment - net	428.2	430.3
Goodwill	2,803.0	2,838.3
Intangible assets - net	969.1	1,011.8
Other noncurrent assets	134.6	138.5
Total assets	$5,889.4	$5,865.2

Liabilities and equity
Current liabilities
Trade accounts payable	$185.8	$179.7
Accrued expenses	274.1	271.5
Current portion of long-term borrowings	0.7	0.6
Dividends payable	—	48.5
Total current liabilities	460.6	500.3
Long-term borrowings - net	1,322.9	1,325.1
Deferred income taxes	286.0	291.9
Other noncurrent liabilities	201.6	206.7
Total liabilities	2,271.1	2,324.0
Shareholders' equity
Preferred stock	—	—
Common stock	0.9	0.9
Additional paid-in capital	851.5	839.0
Retained earnings	4,055.7	3,934.3
Treasury stock	(1,179.3)	(1,187.0)
Accumulated other comprehensive loss	(110.2)	(45.8)
Total shareholders' equity	3,618.6	3,541.4
Noncontrolling interest	(0.3)	(0.2)
Total equity	3,618.3	3,541.2
Total liabilities and equity	$5,889.4	$5,865.2

IDEX CORPORATION
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net income	$121.3	$139.8
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation	16.2	12.8
Amortization of intangible assets	24.6	23.6
Share-based compensation expense	12.5	12.8
Deferred income taxes	0.2	(0.2)
Changes in (net of the effect from acquisitions and foreign currency translation):
Receivables - net	(12.2)	(0.7)
Inventories - net	(9.5)	(23.3)
Other current assets	(10.9)	(11.1)
Trade accounts payable	8.9	7.6
Deferred revenue	6.8	10.2
Accrued expenses	(1.5)	(24.9)
Other - net	0.2	1.3
Net cash flows provided by operating activities	156.6	147.9
Cash flows from investing activities
Capital expenditures	(20.0)	(26.6)
Purchases of marketable securities	—	(3.2)
Other - net	—	0.6
Net cash flows used in investing activities	(20.0)	(29.2)
Cash flows from financing activities
Cash dividends paid to shareholders	(48.5)	(45.5)
Proceeds from share issuances, net of shares withheld for taxes	7.7	0.3
Other - net	(0.2)	—
Net cash flows used in financing activities	(41.0)	(45.2)
Effect of exchange rate changes on cash and cash equivalents	(13.6)	7.0
Net increase in cash and cash equivalents	82.0	80.5
Cash and cash equivalents at beginning of year	534.3	430.2
Cash and cash equivalents at end of period	$616.3	$510.7

Non-GAAP Measures of Financial Performance
The Company prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). The Company supplements certain GAAP financial performance metrics with non-GAAP financial performance metrics. Management believes these non-GAAP financial performance metrics provide investors with greater insight, transparency and a more comprehensive understanding of the financial information used by management in its financial and operational decision making because certain of these adjusted metrics exclude items not reflective of ongoing operations, as identified in the reconciliations below. Reconciliations of non-GAAP financial performance metrics to their most directly comparable GAAP financial performance metrics are defined and presented below and should not be considered a substitute for, nor superior to, the financial data prepared in accordance with GAAP. Due to rounding, numbers presented throughout this and other documents may not add up or recalculate precisely. There were no adjustments to GAAP financial performance metrics other than the items noted below.

•Organic orders and net sales are calculated excluding amounts from acquired or divested businesses during the first twelve months of ownership or prior to divestiture and the impact of foreign currency translation.
•Adjusted gross profit is calculated as gross profit plus fair value inventory step-up charges.
•Adjusted gross margin is calculated as adjusted gross profit divided by net sales.
•Adjusted net income attributable to IDEX is calculated as net income attributable to IDEX plus fair value inventory step-up charges, plus restructuring expenses and asset impairments, plus acquisition-related intangible asset amortization, all net of the statutory tax expense or benefit.
•Adjusted diluted EPS attributable to IDEX is calculated as adjusted net income attributable to IDEX divided by the diluted weighted average shares outstanding.
•Consolidated Adjusted EBITDA is calculated as consolidated earnings before interest expense - net, taxes, depreciation and amortization, or consolidated EBITDA, plus fair value inventory step-up charges plus restructuring expenses and asset impairments.
•Consolidated Adjusted EBITDA margin is calculated as Consolidated Adjusted EBITDA divided by net sales.
•Free cash flow is calculated as cash flow from operating activities less capital expenditures.

Table 1: Reconciliations of the Change in Net Sales to Organic Net Sales

	Three Months Ended March 31, 2024
	FMT	HST	FSDP	IDEX
Change in net sales	(3%)	(12%)	2%	(5%)
Less:
Net impact from acquisitions/divestitures(1)	—%	1%	—%	1%
Impact from foreign currency	—%	—%	—%	—%
Change in organic net sales	(3%)	(13%)	2%	(6%)

(1) Represents the sales from acquired or divested businesses during the first 12 months of ownership or prior to divestiture.

Table 2: Reconciliations of Reported-to-Adjusted Gross Profit and Gross Margin (dollars in millions)

	Three Months Ended March 31,
	2024	2023
Gross profit	$357.4	$382.5
Fair value inventory step-up charge	2.5	—
Adjusted gross profit	$359.9	$382.5

Net sales	$800.5	$845.4

Gross margin	44.6%	45.2%
Adjusted gross margin	45.0%	45.2%

Table 3: Reconciliations of Reported-to-Adjusted Net Income Attributable to IDEX and Diluted EPS Attributable to IDEX (in millions, other than per share amounts)

	Three Months Ended March 31,
	2024	2023
Reported net income attributable to IDEX	$121.4	$139.8
Fair value inventory step-up charge	2.5	—
Tax impact on fair value inventory step-up charge	(0.5)	—
Restructuring expenses and asset impairments	1.1	0.5
Tax impact on restructuring expenses and asset impairments	(0.3)	(0.1)
Acquisition-related intangible asset amortization	24.6	23.6
Tax impact on acquisition-related intangible asset amortization	(5.6)	(5.2)
Adjusted net income attributable to IDEX	$143.2	$158.6

Reported diluted EPS attributable to IDEX	$1.60	$1.84
Fair value inventory step-up charge	0.03	—
Tax impact on fair value inventory step-up charge	(0.01)	—
Restructuring expenses and asset impairments	0.01	0.01
Tax impact on restructuring expenses and asset impairments	—	—
Acquisition-related intangible asset amortization	0.32	0.31
Tax impact on acquisition-related intangible asset amortization	(0.07)	(0.07)
Adjusted diluted EPS attributable to IDEX	$1.88	$2.09

Diluted weighted average shares outstanding	75.9	75.9

Table 4: Reconciliations of Net Income to Adjusted EBITDA (dollars in millions)

	Three Months Ended March 31,
	2024					2023
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported net income	$—	$—	$—	$—	$121.3	$—	$—	$—	$—	$139.8
Provision for income taxes	—	—	—	—	33.2	—	—	—	—	40.0
Interest expense - net	—	—	—	—	9.4	—	—	—	—	13.1
Other (income) expense - net	—	—	—	—	(2.7)	—	—	—	—	(0.6)
Operating income (loss)	94.8	49.2	47.7	(30.5)	161.2	96.5	77.5	46.0	(27.7)	192.3
Other income (expense) - net	0.5	2.1	(0.2)	0.3	2.7	0.5	(0.3)	(0.2)	0.6	0.6
Depreciation	4.3	9.4	2.3	0.2	16.2	3.1	7.3	2.1	0.3	12.8
Amortization	5.3	17.7	1.6	—	24.6	6.0	15.9	1.7	—	23.6
Fair value inventory step-up charge	—	2.5	—	—	2.5	—	—	—	—	—
Restructuring expenses and asset impairments	0.5	0.5	—	0.1	1.1	0.1	0.3	0.1	—	0.5
Adjusted EBITDA	$105.4	$81.4	$51.4	$(29.9)	$208.3	$106.2	$100.7	$49.7	$(26.8)	$229.8

Net sales (eliminations)	$313.7	$310.1	$178.0	$(1.3)	$800.5	$321.8	$351.0	$174.4	$(1.8)	$845.4

Net income margin					15.2%					16.5%
Adjusted EBITDA margin	33.6%	26.2%	28.9%	n/m	26.0%	33.0%	28.7%	28.5%	n/m	27.2%

Table 5: Reconciliations of Cash Flows from Operating Activities to Free Cash Flow (dollars in millions)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities	$156.6	$147.9
Less: Capital expenditures	20.0	26.6
Free cash flow	$136.6	$121.3

Table 6: Reconciliation of Estimated 2024 Change in Net Sales to Change in Organic Net Sales

	Guidance
	Second Quarter 2024		Full Year 2024
	Low End	High End	Low End	High End
Change in net sales	(3%)	(2%)	1%	3%
Less:
Net impact from acquisitions/divestitures	—%	—%	1%	1%
Impact from foreign currency	—%	—%	—%	—%
Change in organic net sales	(3%)	(2%)	—%	2%

Table 7: Reconciliation of Estimated 2024 Diluted EPS Attributable to IDEX to Adjusted Diluted EPS Attributable to IDEX

	Guidance
	Second Quarter 2024	Full Year 2024
Estimated diluted EPS attributable to IDEX	$1.75 - $1.80	$7.13 - $7.43
Fair value inventory step-up charge	—	0.03
Tax impact on fair value inventory step-up charge	—	(0.01)
Restructuring expenses and asset impairments	—	0.01
Tax impact on restructuring expenses and asset impairments	—	—
Acquisition-related intangible asset amortization	0.32	1.28
Tax impact on acquisition-related intangible asset amortization	(0.07)	(0.29)
Estimated adjusted diluted EPS attributable to IDEX	$2.00 - $2.05	$8.15 - $8.45

Table 8: Reconciliation of Estimated 2024 Net Income to Adjusted EBITDA (dollars in millions)

	Guidance
	Second Quarter 2024		Full Year 2024
	Low End	High End	Low End	High End
Reported net income	$133.3	$136.4	$541.5	$564.5
Provision for income taxes	39.8	40.8	162.0	168.9
Interest expense - net	10.4	10.4	42.6	42.6
Depreciation	17.4	17.4	70.8	70.8
Amortization of intangible assets	24.2	24.2	97.5	97.5
Fair value inventory step-up charge	—	—	2.5	2.5
Restructuring expenses and asset impairments	—	—	1.1	1.1
Adjusted EBITDA	$225.1	$229.2	$918.0	$947.9

Net sales	$819.1	$828.1	$3,320.3	$3,385.6

Net income margin	16.3%	16.5%	16.3%	16.7%
Adjusted EBITDA margin	27.5%	27.7%	27.6%	28.0%